PROXY TABULATOR P.O. BOX 9112 FARMINGDALE, NY 11735	To vote by Internet 1) Read the Proxy Statement and have the proxy card below at hand. 2) Go to website www.proxyvote.com 3) Follow the instructions provided on the website.
To vote by Telephone 1) Read the Proxy Statement and have the proxy card below at hand. 2) Call [1-800-690-6903] 3) Follow the instructions.
To vote by Mail 1) Read the Proxy Statement. 2) Check the appropriate box on the proxy card below. 3) Sign and date the proxy card. 4) Return the proxy card in the envelope provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
                                 E88994-P31562 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

IF THIS PROXY IS PROPERLY EXECUTED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE MANNER DIRECTED ABOVE, AND WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDER(S) ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF. IF THIS PROXY IS PROPERLY EXECUTED BUT NO DIRECTION IS MADE AS REGARDS TO THE PROPOSAL INCLUDED IN THE PROXY STATEMENT, SUCH VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” SUCH PROPOSAL.

THE BOARD OF DIRECTORS OF BAIRD FUNDS, INC. UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL.

PROPOSAL

To approve an Agreement and Plan of Reorganization (the “Plan”) pursuant to which the Baird Small/Mid Cap Value Fund will be reorganized with and into the Baird SmallCap Value Fund, which would become the Baird Equity Opportunity Fund, and the transactions contemplated in the Plan.		For ☐	Against ☐	Abstain ☐

Please sign this proxy exactly as your name(s) appear(s) on the books of the Fund. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, the signature should be that of an authorized officer who should state his or her title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature [Joint Owners]	Date

Important Notice Regarding the Availability of Proxy Materials for the
Special Meeting of Shareholders To Be Held on [...], 2021:
The Proxy Statement is available at www.proxyvote.com

E88995-P31562

BAIRD SMALL/MID CAP VALUE FUND PROXY SOLICITED BY THE BOARD OF DIRECTORS

The undersigned holder of common shares of Baird Small/Mid Cap Value Fund, a Wisconsin corporation (the "Fund"), hereby appoints [...], [...], and [...], or any of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Special Meeting of Shareholders of the Fund (the "Special Meeting") to be held at 1:30 p.m., Central Time, December 7, 2021, at 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, and any adjournment(s) or postponement(s) thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Special Meeting and otherwise to represent the undersigned with all powers possessed by the undersigned as if personally present at such Special Meeting. The undersigned hereby acknowledges receipt of the Notice of Meeting and accompanying Proxy Statement and revokes any proxy heretofore given with respect to the Special Meeting.

PLEASE SIGN AND DATE ON THE REVERSE SIDE.